EXHIBIT 23.1

        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1987 Stock Option Plan, Amended 1989 Employee Stock Purchase Plan and Amended 1990 Directors' Stock Option Plan of Cirrus Logic, Inc. of our report dated April 25 1995, with respect to the consolidated financial statements and schedule of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended April 1, 1995, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

                                        San Jose, California
                                        December 22, 1995